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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
STAT Healthcare, Inc.:

We consent to the inclusion of our report dated August 9, 1996, with respect to the consolidated balance sheet of STAT Healthcare, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended, which report appears in the Form 8-K/A of American Medical Response, Inc. dated January 31, 1997.


                                              /s/ KPMG Peat Marwick LLP

                                              KPMG PEAT MARWICK LLP


Houston, Texas
January 31, 1997